EXHIBIT X
                             JOINT FILING AGREEMENT



     The undersigned agree, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, to jointly file with the Securities and Exchange Commission Amendment No. 1 to the Schedule 13D filed on December 31, 1998 on behalf of the undersigned, and any subsequent amendments thereto.

Dated:  October 06, 1999



                                ANDLINGER CAPITAL XIII LLC


                                By:/s/ Stephen A. Magida
                                   ------------------------------------
                                Name:  Stephen A. Magida
                                Title: Manager



                                   /s/ Gerhard R. Andlinger
                                   ------------------------------------
                                   Gerhard R. Andlinger



                                   /s/ Stephen A. Magida
                                   ------------------------------------
                                   Stephen A. Magida



                                   /s/ Charles E. Ball
                                   ------------------------------------
                                   Charles E. Ball



                                   /s/ John P. Kehoe
                                   ------------------------------------
                                   John P. Kehoe